Exhibit 99.10

                                POWER OF ATTORNEY

     Each of the undersigned persons hereby constitutes and appoints Douglas L. Anderson and Paul J. Leighton and each of them severally, as the true and lawful attorneys-in-fact and agents of such undersigned person, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name, place and stead of such undersigned person, in any and all capacities, any and all amendments to the Schedule 13D relating to the shares of common stock, without par value, of Constellation Energy Group, Inc., a Maryland corporation, filed by each of the undersigned persons, and to which this Power of Attorney is attached as an Exhibit, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission, said attorneys-in-fact and agents having full power and authority to do and perform in the name and on behalf of any and all of the undersigned persons each and every act and thing requisite and necessary to be done in the exercise of any of the rights and powers herein granted as fully and as effectually as the undersigned persons might or could do in person; and each of the undersigned persons hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof in furtherance of such foregoing purposes.

     This Power of Attorney shall remain in full force and effect with respect to an undersigned person until revoked by such undersigned person in a signed writing delivered to the foregoing attorneys-in-fact and agents.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 6, 2009.



                           MidAmerican Energy Holdings Company


                           By:     /s/ Douglas L. Anderson
                                   ---------------------------------------------
                                   Name:  Douglas L. Anderson
                                   Title: Senior Vice President, General
                                          Counsel and Corporate Secretary


                           MEHC Investment, Inc.


                           By:     /s/ Douglas L. Anderson
                                   ---------------------------------------------
                                   Name:  Douglas L. Anderson
                                   Title: Vice President and Secretary


                           Berkshire Hathaway Inc.


                           By:     /s/ Marc D. Hamburg
                                   ---------------------------------------------
                                   Name:  Marc D. Hamburg
                                   Title:    Senior Vice President


                           /s/ Warren E. Buffett
                           -----------------------------------------------------
                           Warren E. Buffett